ABLEAUCTIONS.COM, INC.

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement on Form S-8, relating to 2,500,000 shares of common stock of Ableauctions.com Inc., par value of $0.001, of our Auditors’ Report, dated March 21, 2002, on the consolidated financial statements of Ableauctions.com, Inc. included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001.

Vancouver, Canada

“Morgan & Company”

May 3, 2002                                                                             Chartered Accountants

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